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                                                                     Exhibit 21


                  SUBSIDIARIES OF PEAK6 CORPORATION


        SUBSIDIARY                           JUNCTION OF ORGANIZATION
        -----------------------------        -------------------------
        PEAK6 Capital Management LLC         Delaware

        PEAK6 Europe Limited                 United Kingdom